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                                                                   EXHIBIT 10.33


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                             IRU CAPACITY AGREEMENT

                  This IRU Capacity Agreement (the "Agreement") is entered into as of December 19, 1998 (the "Effective Date") between AT&T Corp. ("AT&T"), a New York corporation with offices at 295 North Maple Avenue, Basking Ridge, New Jersey 07920, and At Home Corporation ("@Home"), a Delaware corporation with its principal place of business located at 425 Broadway Street, Redwood City, California 94063.

                                    BACKGROUND

         This Agreement is made with reference to the following facts:

         A. AT&T operates a fiber optic communications system (as such system exists now, and as it is modified from time to time, the "AT&T Network").

         B. AT&T desires to provide, and @Home desires to obtain, an indefeasible right to use optical fibers and dedicated circuit capacity derived with network electronics and circuit electronics on the AT&T Network.

         C. AT&T desires to grant, and @Home desires to obtain, the ability to upgrade @Home's rights hereunder on the AT&T Network.

         D. AT&T desires to provide, and @Home desires to obtain, collocation, maintenance and other services in connection with the capacity it derives from the AT&T Network.

                               TERMS OF AGREEMENT

         1 Definitions

                  1.1 "Accept" shall have the definition set forth in the section entitled Testing and Acceptance. "Acceptance" shall have the corresponding meaning.

                  1.2 "Additional Capacity" shall mean any Capacity aquired by @Home pursuant to the section entitled Upgrades and Expansion.

                  1.3 "AT&T POPs" shall mean (a) the AT&T sites identified in Exhibit E and (ii) such other AT&T sites as the parties may agree from time to time to be within the scope of the term "AT&T POP."

                  1.4 "@Home Backbone Network" shall mean, at any date, the @Home Routes as of that date.

                  1.5 "Capacity" shall mean the Phase Two Capacity, the Phase Three Capacity, the Alternate Capacity and the Additional Capacity, including both (i) the circuit capacity, as measured in terms of OC-3, OC-12, OC-48 or otherwise and (ii) a portion of the relevant fiber strands necessary to transport such capacity.



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                  1.6 "City Pair" shall mean any of the pairs of cities listed in Exhibit C or Exhibit D.

                  1.7 "Consumer Price Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items (1982-84=100), for the United States as published by the United States Department of Labor, Bureau of Labor Statistics, or any successor index thereto.

                  1.8 "@Home Routes" shall mean Routes on which @Home has rights to use capacity under this Agreement.

                  1.9 [ * ]

                  1.10 "Indefeasible Right to Use" or "IRU" shall mean the exclusive, unrestricted, and indefeasible right to use the relevant Capacity (including equipment, fibers or capacity) for any legal purpose. The granting of such IRU does not convey title or legal ownership of any fibers or equipment on the AT&T Network. The IRU shall convey an interest that notwithstanding the occurrence of a breach by the receiving party of any legal duty or obligation imposed by any contract, by the law of torts (including simple or gross negligence, strict liability or willful misconduct), or by federal or state laws, rules, regulations, orders, standards or ordinances, during the Term, the granting party shall have no right to revoke or restrict in any manner or to any degree whatsoever, through injunctive relief or otherwise, the use of the IRU granted to the receiving party, it being understood and agreed that each such breach shall be compensable, if at all, by a remedy at law and not at equity.

                  1.11 [ * ] In Routes between two of the thirty largest metropolitan statistical areas in the United States ("Large MSAs"), the "Relevant Area" shall be any route in the United States; for Routes which do not service a Large MSA, the Relevant Area shall mean a route in the same general geographical area as the Route for which [ * ] is to be measured.

                  1.12 "Material Provision" shall mean any provision of this Agreement (including, without limitation, payment provisions) the breach of which by one party is determined by a judicial proceeding or pursuant to the Section entitled Arbitration to constitute a material adverse effect on the use and enjoyment by the other party of the benefits of this Agreement.

                  1.13 "OC-3" shall mean bi-directional OC-3 optical transmission capacity meeting the specifications set forth in AT&T's Technical Reference 54018, as revised from time to time. For purposes of this Agreement, "bi-directional" shall mean that traffic up to the designated capacity can travel in each direction simultaneously.


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                  1.14 "OC-12" shall mean bi-directional OC-12 optical
transmission capacity meeting the specifications set forth in AT&T's Technical Reference 54077, as revised from time to time.

                  1.15 "OC-48" shall mean bi-directional OC-48 optical transmission capacity meeting the specifications set forth in AT&T's Technical Reference 54078, as revised from time to time.

                  1.16 "Route" shall mean any route on the AT&T Network between any two points of presence listed on Exhibits C and D or any other AT&T points of presence which support OC-48 service.

                  1.17 "Third Party POPs" shall mean (i) the third party sites identified in Exhibit G and (ii) such other third party sites as the parties may agree from time to time to be within the scope of the term "Third Party POP."

                  1.18 "Service Components" shall mean, with respect to any Route, the capacity, collocation and interconnection services relating to such Route to be provided pursuant to this Agreement.

                  1.19 "Significant Route" shall mean any of the Routes so designated on Exhibit C or D.

         2 Service Components.

                  2.1 Indefeasible Right to Use. AT&T hereby grants to @Home for the Term of this Agreement an IRU in the Capacity, as the Capacity may be increased from time to time pursuant to the terms hereof.

                  2.2 Collocation and Interconnection. AT&T shall provide @Home with collocation space along the @Home Backbone Network in (i) the AT&T POPs under an agreement substantially in the form attached as Exhibit F (Collocation Agreement). In each AT&T POP, AT&T shall provide @Home with three rack spaces (as used in this Agreement, "rack space" shall have the meaning set forth in Exhibit F) and associated collocation and interconnection services, as listed in Exhibit F, or as hereafter mutually agreed upon. AT&T shall use its best efforts to make the three rack spaces contiguous. AT&T shall procure on behalf of @Home one rack space in the Third-Party POPs. As part of the Services provided hereunder, AT&T will extend its facilities at no cost to @Home to the @Home designated demarcation point within the Third-Party POPs.

         3 Performance Phase.

                  3.1 Phase One - Interim Services. To assist @Home's transition to the AT&T Network, during the period from January 1, 1999 through Acceptance of the Phase Two Services on the applicable Route, AT&T will provide @Home either with the Phase Two Service Components or with alternate capacity using Asynchronous Transfer Mode technology ("ATM"), or with a hybrid arrangement including some portion of the Phase Two Routes combined with ATM. @Home has an existing ATM service arrangement with Sprint, which arrangement



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currently is being restructured. @Home will arrange for AT&T to assume @Home's rights and obligations under the Sprint ATM service arrangement, once it is restructured (the "Sprint ATM Arrangement") provided that @Home shall remain liable for, and AT&T shall assume no liability for, termination charges, shortfall charges, charges for service provided prior to January 1, 1999, and other charges not directly related to the provision of ATM service under the Sprint ATM Arrangement from January 1, 1999 forward. AT&T's willingness to assume the Sprint ATM Arrangement is contingent upon its review and assessment of the terms. In the event that AT&T incurs charges under the Sprint ATM Arrangement in excess of [*], @Home will pay the amount of such excess to AT&T as an Assumption Fee, except if AT&T does not deliver the Phase Two Capacity by the Phase Two Commitment Date the charges incurred under the Sprint ATM Arrangement from April 1, 1999 through the date on which AT&T delivers the Phase Two Capacity will not be counted in calculating any Assumption Fee. The parties acknowledge and agree that (i) the assumption of the Sprint ATM Arrangement by AT&T is an accommodation to @Home to induce it to enter into this Agreement and (ii) @Home has informed AT&T that it would not enter into this Agreement without this provision.

                  3.2 Phase Two - [*] Capacity. AT&T shall provide, at no additional cost to @Home, capacity (the "Phase Two Capacity") along certain Routes (collectively, the "Phase Two Routes") as follows: [*] capacity on the Routes and in the amounts listed on Exhibit C and in [*] capacity on the Routes listed on Exhibit C. The "Phase Two Service Components" shall include the Phase Two Capacity and corresponding collocation and interconnection services as set forth in the Section entitled Collocation and Interconnection and Exhibit F. AT&T shall deliver the Phase Two Service Components so that they are Accepted no later than [*] (the "Phase Two Commitment Date"). The Phase Two Service Components shall be subject to the testing and acceptance process set forth in the Section entitled Testing and Acceptance. The Phase Two Service Components shall terminate upon Acceptance of the Phase Three Service Components (defined below).

                  3.3 Phase Three - [*] Capacity. AT&T shall provide at no additional cost to @Home [*](the "Phase Three Capacity") on the Routes listed on Exhibit D (the "Phase Three Routes") in accordance with the terms of this Agreement including Exhibit B (Technical Specifications). The "Phase Three Service Components" shall include the Phase Three Capacity and corresponding collocation and interconnection services as set forth in the Section entitled Collocation and Interconnection and Exhibit F. AT&T shall provide the Phase Three Service Components so that they are Accepted no later than the relevant scheduled delivery dates specified on Exhibit D (the "Phase Three Delivery Dates").

                  3.4 Other Capacity. The parties agree to work together in good faith to enter into a separate agreement or a contract tariff by January 31, 1999 to cover @Home's additional [*] (or larger) needs. In addition, @Home, at its option, may order, and AT&T shall use commercially reasonable efforts to promptly provide, capacity on routes not available through the AT&T Network ("Off-net Capacity"). AT&T shall provide such Off-net Capacity at [*] such is actually obtained by AT&T from a non-affiliated third-party carrier, subject to such other terms and conditions as apply between AT&T and such other carrier.

         4. Delivery and Liquidated Damages


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                  4.1 Delivery. AT&T shall complete the construction,
installation and testing of the Phase Two Service Components and the Phase Three Service Components so that they are Accepted in accordance with the terms of this Agreement and specifically Exhibit B (Technical Specifications) by the Phase Two Commitment Date and each of the applicable Phase Three Delivery Dates, respectively. Notwithstanding the foregoing, each party understands that a risk of delay is inherent in the provisioning of Phase Three Service Components due to the extent of the project. Therefore, there shall be a completion grace period extending from each of the Phase Three Delivery Dates as indicated on Exhibit D until August 31, 1999 (the "Phase Three Commitment Date") for AT&T to complete the construction, installation and testing of the Phase Three Service Components. There shall be no grace period associated with the Phase Two Commitment Date. The Phase Two Commitment Date and the Phase Three Commitment Date are hereinafter collectively referred to as the "Commitment Dates."

                  4.2 Liquidated Damages. The parties agree that it would be difficult to determine the precise amount of damages which @Home would suffer in the event that the @Home Backbone Network or any portion thereof is not completed by the applicable Commitment Date. Therefore, the parties agree, as their best estimate of such damages to @Home that in the event that any of the Service Components are not delivered and Accepted for any Significant Route by the applicable Commitment Date, @Home shall receive a discount against the purchase price (the "Discount") in the amount of [*] per month (prorated for partial months) per City Pair for such Significant Route. The Discount shall continue to accrue until the Service Components for such Significant Route are delivered to and Accepted by @Home.

                  4.3 Cover Service Components. In the event the Service Components for any Route have not been Accepted 120 days after the applicable Commitment Date, @Home may, at its option, obtain equivalent capacity for the Route from another carrier and AT&T shall reimburse @Home for all expenses charged by such other carrier until such time that the Service Components are Accepted by @Home for the applicable Route. This cover remedy is in lieu of liquidated damages under Section 4.2 for such late delivery for the time such alternative capacity is provided.

                  4.4 Alternate Service Components. If @Home has not Accepted the Phase Three Service on any Route by the Phase Three Commitment Date, AT&T shall provide @Home with [*] between the [City Pairs] for each applicable
Route not yet Accepted (the "Alternate Capacity"). The Alternate Service Components shall include the Alternate Capacity and corresponding collocation and interconnection services as set forth in the Section entitled Collocation and Interconnection and Exhibit F. If necessary, AT&T will provide the Alternate Service Components with services it obtains from another carrier. AT&T shall provide the Alternate Service Components to @Home at no additional cost to @Home. To the extent that AT&T provides Alternate Service Components, @Home will not have the right to obtain Cover Service Components as set forth in Section 4.3, and will not have the right to liquidated damages under Section 4.2 for such late delivery for the time the Alternative Service Components are provided.

                  4.5 Substantial Failure to Deliver Routes. If by March 31, 2000, regardless of any Force Majeure Events, 70% of all the Phase Three Routes and associated Service Components have not been Accepted by @Home, then @Home shall have the right to


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terminate this Agreement by providing written notice thereof to AT&T. In such event, AT&T shall refund to @Home any amounts actually paid by @Home to AT&T pursuant to the Section entitled Payment, except that AT&T may withhold an amount for each Accepted Route, the "Usage Fee." The Usage Fee shall equal the portion of the IRU Fee paid through the date of termination of this Agreement with respect to such Route (calculated on a pro-rata basis based on mileage) multiplied by a fraction. The fraction shall have a numerator equal to the number of months @Home was provided Service on such Route and a denominator of
240. In addition, regardless of any Force Majeure Events, @Home may terminate this Agreement with respect to any Route for which the Service Components have not been Accepted within two years of the Effective Date.

         5. Payment.

                  5.1 IRU Fee. In consideration for the Interim Service and the IRUs granted hereunder in the Capacity, @Home shall pay AT&T [*].

                  5.2 Maintenance. In consideration for the provision of maintenance services provided by or arranged for by AT&T with respect to Phase Three Capacity in accordance with the Section entitled Operation, Maintenance and Repair, @Home shall pay AT&T a quarterly Maintenance Fee (as defined below) in arrears on a Route mileage basis (regardless of the amount of capacity used on the Route). The mileage used to calculate the Maintenance Fee for each quarter shall be calculated by adding together the number of applicable Route miles in use at the beginning and end of the quarter and dividing by two. The "Maintenance Fee" shall be the sum of two components: the "Services Component" and the "Repair/Replacement Component". The Services Component shall be equal to [*] per quarter per Route mile. The Repair/Replacement Component shall be lower during the period the initial equipment used to provide the Capacity is new to reflect AT&T's ability to take advantage of manufacturers' warranties. The Repair/Replacement Component shall be (a) [*] per quarter per Route mile during the first three years of Phase Three Capacity on the relevant Route and
(b) [*] per quarter per Route mile thereafter.

                            5.2.1 CPI Increase. The Maintenance Fee shall be
adjusted annually by the aggregate change in the Consumer Price Index, as set forth below. Beginning at the start of the first year for which the Maintenance Fee applies, and each additional year thereafter, the Maintenance Fee payable hereunder shall be determined by multiplying the monthly Maintenance Fee set forth in Section 5.2 by a fraction, the numerator of which shall be (i) the average of the monthly Consumer Price Indices for the 12 months immediately preceding the date on which the Maintenance Fee is to be adjusted and (ii) the denominator of which shall be the average of the monthly Consumer Price Indices for the 12 months immediately preceding the Effective Date of this Agreement.

                  5.3 Collocation. In consideration for collocation at the AT&T POPs @Home shall pay AT&T the amounts set forth in Exhibit F. AT&T shall charge @Home for rack spaces in Third-Party POPs only the actual cost therefor to AT&T, without mark-up.

                            5.3.1 CPI Increase. The collocation charges shall be
adjusted annually by the aggregate change in the Consumer Price Index, as set forth below. At the beginning of each calendar year beginning with 2000, the collocation charges shall be

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determined by multiplying such charges by a fraction, the numerator of which shall be (a) the average of the monthly Consumer Price Indices for the 12 months preceding the date on which the charge is to be adjusted and (b) the denominator of which shall be the average of the monthly Consumer Price Indices for the 12 months immediately preceding the date on which the charges were first established under this Agreement.

                  5.4 Invoicing and Payment Terms. AT&T shall send a bill to @Home for all charges payable under this Agreement. With the exception of the IRU Fee which each shall be due on the dates set forth in Exhibit I, @Home shall pay all invoiced amounts within 30 days after the date of an invoice therefor. @Home's obligation to pay a charge that is subject to a specifically identified good faith dispute will be suspended while the disputed charge is under investigation by AT&T if (a) @Home provides a written explanation of the basis for such dispute prior to the date such payment is due or (b) an AT&T account inquiry and collections representative provides express written consent to suspend the payment obligation pending investigation. If any amount due under this Agreement not so disputed is not received within fifteen days after the date due, then, in addition to its other remedies available under this Agreement, AT&T may in its sole discretion impose a late payment charge calculated each month at the rate of 1% per month (or 12% per annum), such late charge being payable upon demand by AT&T.

         6. Upgrades and Expansion.

                  6.1 Upgrade of @Home Backbone Network at @Home's Request. At any time after [*] and during the Term of this Agreement, @Home shall have the right to upgrade its Capacity on @Home Routes (a "Requested Upgrade"). [*] @Home may request such upgrade by providing written notice (the "Upgrade Request Notice") to such effect to AT&T. The Upgrade Request Notice shall include the Route(s) and the amount of additional capacity for each Route (provided however the effective Capacity that @Home obtains shall not exceed the [*] for such Route, except if @Home has previously made an Existing Route Expansion (as defined below) for the Route that @Home desires, in which case the effective capacity which @Home obtains shall not exceed the product of (a) the [*] for the Route and (b) the [*] (as defined below) for the Route). At such time, AT&T shall be obligated to provide @Home with (i) the Requested Upgrade or (ii) alternative capacity along the Routes and in the amount requested by @Home as part of the Requested Upgrade ("Additional Capacity Without Upgrade");. Within 60 days of the date of the Upgrade Request Notice, AT&T shall respond in writing (the "Upgrade Response Notice") indicating whether it has selected option (i) or option (ii) above and providing a detailed description of the upgraded transmission system or the capacity, as applicable, the anticipated time line for installation, completion and delivery, as applicable and the [*]. Within 30 days after receipt of the Upgrade Response Notice, @Home shall provide AT&T with written confirmation of @Home's desire (or lack thereof) to proceed with the Requested Upgrade. @Home shall pay for the Requested Upgrade in accordance with the Section entitled Upgrade Payment Terms and AT&T shall use commercially reasonable efforts to provide the additional Capacity promptly.


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                  6.2 Expansion of @Home Backbone Network. At any time after
August 31, 1999 and during the Term of this Agreement, @Home shall have the right to request an expansion of the @Home Backbone Network to (a) include Routes not then on the @Home Backbone Network (a "Route Expansion") or (b) include additional capacity above [*] on an @Home Route then in use (an "Existing Route Expansion"), (in either case, a "Requested Expansion"). In connection with a Requested Expansion, @Home shall have the right to purchase from AT&T additional [*] Capacity (a) in a Route Expansion, on such Routes up to [*] or (b) in an Existing Route Expansion, up to an amount of capacity above the Market Equivalent Capacity as specified by @Home (the [*] requested in an Existing Route Expansion above [*] is referred to as the "[*]") @Home may request such expansion by providing written notice (the "Expansion Request Notice") to such effect to AT&T. The Expansion Notice shall include the new Route(s) and the amount of additional capacity for each new Route that @Home desires. At such time, AT&T shall provide @Home with (i) the Requested Expansion using such upgraded facilities; or (ii) alternative capacity in the amount requested by @Home as part of the Requested Expansion ("Additional Expansion Capacity Without Upgrade"); provided however that in either case, the Capacity that @Home obtains shall not exceed (a) in the case of a Route Expansion, the [*] or (b) in the case of an Existing Route Expansion, the product of (1) [*] multiplied by (2) the sum of [*]. Within 60 days of the date of the Expansion Request Notice, AT&T shall respond in writing (the "Expansion Response Notice") indicating whether it has selected option (i) or option (ii) above and providing a detailed description of the upgraded transmission system or the capacity, as applicable, the anticipated time line for installation, completion and delivery, as applicable and the [*]. Within 30 days after receipt of the Expansion Response Notice, @Home shall provide AT&T with written confirmation of @Home's desire (or lack thereof) to proceed with the Requested Expansion. @Home shall pay for the Requested Expansion in accordance with the Section entitled Expansion Payment Terms and AT&T shall use commercially reasonable efforts to provide the additional Capacity promptly.

                  6.3 Upgrade of @Home Backbone Network During AT&T Network Upgrade. AT&T shall provide written notice (the "Upgrade Notice") to @Home of each "Upgrade" of the AT&T Network. An "Upgrade" is any change to the AT&T Network, including but not limited to [*]. The Upgrade Notice shall include a detailed description of the upgraded transmission system (including routes, engineering and capacity), anticipated time line for installation, completion and delivery and the [*]. @Home may elect to participate in the Upgrade and to retain AT&T to upgrade the @Home Backbone Network (or such portions of the @Home Backbone Network as @Home requests) by providing notice (the "Upgrade Acceptance Notice") to such effect to AT&T in writing within 30 days of receiving the Upgrade Notice. The Upgrade Acceptance Notice shall include the Routes and the amounts of capacity for each Route that @Home desires. @Home may elect to participate in the AT&T Network upgrade on individual Routes, rather than for the entire Upgrade. @Home may at any time in the future request Service Components on the Upgraded portions of the AT&T Network in


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accordance with the Section entitled Upgrade of @ Home Backbone Network at @
Home's Request.

                  6.4 Forecasting and Planning. AT&T and @Home shall meet twice a year to review @Home's network forecasts, AT&T network planning and status and to discuss the current [*]. In the event the parties do not agree upon [*] for any Route, at the option of either party, determination of [*] at such time shall be referred to the binding decision of a mutually acceptable independent third party. If the parties do not agree upon such a third party within 30 days of the exercise of such option, an independent third party will be chosen through arbitration under the terms of this Agreement.

                  6.5 Transition to New Service. In the event an Upgrade, an Expansion or a Requested Upgrade requires a transfer of @Home's Service Components to different electronics, AT&T will effect the transfer in accordance with mutually acceptable transition procedures approved by the engineering groups of @Home and AT&T.

                  6.6 Collocation with Upgrade or Expansion. In connection with a Requested Upgrade, an Upgrade or an Expansion, AT&T shall provide collocation services to @Home in a manner sufficient to meet @Home's needs. @Home shall pay the cost for such collocation as set forth in Exhibits F and I.

                  6.7 Acceptance of Upgrade and Expansion. Testing, Acceptance and payment subsequent thereto of a Requested Upgrade, an Upgrade or an Expansion shall be in accordance with the section entitled Testing and Acceptance herein, provided however, that in the event the specifications set forth in Exhibit B are no longer applicable to the technology employed at the time of a Requested Upgrade, an Upgrade or an Expansion, the parties shall mutually agree in writing to specifications in line with industry standards prior to the testing.

                  6.8 City-Pair Split. At @Home's request, AT&T shall allow @Home to split any Route between the two cities of a City Pair if AT&T has a point of presence (the "New POP") in between the two cities. In such case, AT&T shall provide @Home with collocation (three rack spaces) and interconnection at the New POP. AT&T's only charge for allowing and implementing such split in the City Pair will be for the collocation. @Home shall pay the cost for such collocation as set forth in Exhibits E and I.

         7. Payment for Upgrades and Expansions.

                  7.1 Additional Capacity Cost. Pricing for additional upgrading to a new higher capacity shall be determined by the following:

[*]

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[*]

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                            7.1.2 Fiber Cost. [*] @Home shall pay [*] per Route
mile for the right to use fiber in connection with extending the Capacity to an additional Route usage of fiber on any non-@Home Route. @Home shall pay an amount equal to the product of (a) [*] per Route mile and (b) the [*] for the right to use fiber in connection with an Existing Route Expansion. The route mileage for new Routes shall be determined by AT&T's final as-built circuit designs.

                  7.3 Upgrade and Expansion Payment Terms. Upon agreeing to participate in an upgrade or expansion @Home shall owe AT&T [*]. Upon Acceptance in accordance with the Section entitled Testing and Acceptance and delivery of the Service Components along the upgraded or expanded portion of the @Home Backbone Network, @Home shall pay the remainder of [*] in the Upgrade Response Notice, the Upgrade Notice or the Expansion Notice, as applicable. The Section entitled Invoicing and Payment Terms shall apply to the [*].

         8. Audit of Certain Upgrade, Expansion and Discount-Related Invoices. @Home may undertake an audit under this Section in connection with a billing dispute or after payment of the relevant invoice to evaluate the accuracy of pricing and calculations for such invoice. For a period of twelve (12) months from the date payment of the relevant invoice by @Home is first due, AT&T agrees to maintain records [*] related to an invoice, and to make such records available to a representative of @Home (or, at AT&T's option, to a third-party auditor acceptable to both parties) at reasonable times at AT&T headquarters on prior notice in connection with an audit requested by @Home under this Section. All costs related to such audit will be borne by @Home. All documents reviewed in connection with such an audit shall be subject to confidential treatment as set forth in the Section entitled Confidentiality. If the audit discloses an error in the pricing or discounts made available to @Home, and such audit indicates @Home paid too much, AT&T and @Home will promptly review the conclusions of the audit and, where AT&T concurs, AT&T shall pay @Home the amounts due within 15 days of its concurrence. In the event the audit reveals that @Home was charged too little, @Home shall pay the difference within 30 days of receiving an invoice from AT&T therefor. If the parties disagree, either party may seek to resolve the matter through arbitration as set forth in the Section entitled Arbitration.

         9. Testing and Acceptance.

                  9.1 Testing. Prior to making any Capacity available to @Home under this Agreement, AT&T shall test the Capacity on a Route-specific basis ("Testing") to ensure that the Capacity is in conformity with the technical specifications set forth in Exhibit B (the "Specifications"). If any Testing establishes that the Capacity does not conform to the Technical Specifications, AT&T promptly shall correct such nonconformity and conduct additional Testing prior to making the Service Components available to @Home.


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                  9.2 Acceptance. If AT&T determines, that for a particular
Route, that the Testing results show that the Capacity meets the Specifications and that the Service Components are available for @Home's use, AT&T shall provide @Home with written notice to that effect (the "Delivery Notice"). The Delivery Notice shall include the Testing results, a description of the available Service Components (including circuit identifiers) and the date the Service Components will be available. Prior to providing the Delivery Notice AT&T shall use commercially reasonable efforts to deliver @Home the applicable rack spaces pursuant to a Collocation Agreement in the AT&T POP for installation of its equipment. If @Home fails to give a Non-Acceptance Notice (defined below) or makes a special request for an extension of the acceptance period (during which period the applicable Commitment Date for the Route shall be tolled) within 30 days after @Home's receipt of the Delivery Notice, @Home shall be deemed to have accepted the Service Components for such Route(s) effective as of such thirtieth day. The earliest of (i) such date, (ii) the date @Home informs AT&T that it has accepted the Service Components, or (iii) the date that @Home actually begins commercial use of the Service Component shall be deemed the "Acceptance Date" for that Service Component and such Service Component shall be "Accepted." @Home shall have the right to extend the acceptance period for 15 days upon written request to AT&T.

                  9.3 Non-Acceptance. If within the 30-day period (or the 45-day period if applicable) described above, @ Home gives AT&T a written notice of any nonconformity of the Capacity to the Specifications or stating that the Service Components are not available for @ Home's use ("Non-Acceptance Notice"), Acceptance shall not occur. A Non-Acceptance Notice must either specifically identify the Specifications with which @Home contends the Capacity does not conform, or provide an explanation of the manner and extent to which the Service Component is not available. @Home will promptly upon AT&T's written request, give reasonably specific additional information to AT&T regarding the claimed nonconformity and , from the date of Non-Acceptance Notice until such information is provided, any applicable Commitment Date shall be tolled. AT&T shall use commercially reasonable efforts to correct such nonconformity and make the Service Component available within 10 days of receipt of @Home's valid Non-Acceptance Notice. Upon completion of such correction, AT&T shall notify @Home by providing a Delivery Notice, after which @Home shall have 10 days for Acceptance or for @Home to provide additional notice of a failure to deliver the Service Components by providing a Non-Acceptance Notice. Such process shall be repeated until Acceptance, provided however, if AT&T fails to correct any nonconformity of any Capacity to the Technical Specifications or to provide the Service Components within 90 days after the date of the first Delivery Notice, @Home may at its option terminate this Agreement with respect to the affected Route(s) only, upon written notice to AT&T. In such case, AT&T need no longer deliver the affected Route(s), and @Home need no longer pay any amounts due for such Route(s).

         10. Operation, Maintenance and Repair.

                  10.1 Purchase, Repair or Replacement of Electronic Equipment. AT&T shall purchase, repair and replace all electronic equipment related to the provision of the Service Components at all times.

                  10.2 Operating Standards. During the term of this Agreement, AT&T shall operate the @Home Backbone Network in accordance with the same standards with which AT&T operates the AT&T Network and in any case, with at least the standard of care in the industry.

                  10.3 Maintenance and Repair. During the Term hereof, AT&T shall be responsible, at its sole expense, for the emergency and non-emergency maintenance, and repair of the AT&T Network and the @ Home Backbone Network, so as to assure continuing conformity of the @Home Backbone Network with the Specifications. If routine, scheduled maintenance of the @Home Backbone Network is expected to result in any interruption of the Service, AT&T shall so notify @Home in writing at least 10 business days prior to commencing such routine maintenance. AT&T shall schedule major maintenance of the @Home Backbone Network at a time selected by AT&T to limit adverse user impacts.

                  10.4 Use of Subcontractors. AT&T may contract with qualified contractors for the performance of any maintenance and repair services contemplated by this Agreement, including unaffiliated contractors, but shall remain responsible for the performance of such services in accordance with the requirements of this Agreement.

                  10.5 Response to Interruptions. Subject to geographic limitations, AT&T shall exercise commercially reasonable efforts to respond to any Unscheduled Interruption (defined below) involving AT&T facilities delivering the Service within four hours, measured in each case from the time that AT&T receives notice of an interruption and ending at the time a qualified AT&T technician arrives at the site of the reported problem.

                  10.6 Credit for Total Interruptions.

                            10.6.1 A Total Interruption is: (a) any situation in
which @Home suffers a total loss of connectivity in one or more Routes, lasting two or more hours, which loss is not caused by @Home, and that does not occur within or as a result of equipment connections that @Home provides. In the event of a Total Interruption that is due to circumstances within AT&T's reasonable control (fiber cuts shall not be deemed to be within AT&T's reasonable control), @Home shall be entitled to an allowance in the form of a credit against amounts otherwise payable by @Home under this Agreement, calculated as set out below. No credit will be provided for any scheduled interruption. Any credit shall be applied to the next monthly maintenance invoice issued to @Home.

                            10.6.2 @Home shall be credited for each [ * ] hour
period of a Total Interruption within AT&T's reasonable control in a specific Route at a rate of [ * ] for each such period of a Total Interruption for each Route where the Total Interruption occurs, the duration of such Interruption being measured from (i) the time of notice to AT&T's network control center that a Total Interruption has occurred to (ii) the time of restoration of the Service.

                            10.6.3 If there shall occur, within any period of 12
consecutive months, more than four Total Interruptions caused by factors within AT&T's reasonable control on the AT&T Network, AT&T will demonstrate to @Home actions taken by AT&T to reduce such Interruptions. If there shall occur more than two additional Total Interruptions due to factors within AT&T's reasonable control within the subsequent three month period, @Home may at its option terminate this Agreement upon written notice to AT&T, but only with respect to the affected Route(s).

                  10.7 Interference. In any instance in which AT&T believes in good faith that @Home's use of the @Home Backbone Network is interfering unreasonably with the use of


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

AT&T service by others or the operation of the AT&T Network, AT&T may immediately restrict or suspend the Service Components, without liability on the part of AT&T, and then notify @Home of the action that AT&T has taken and the reason for such action. For purposes of the foregoing sentence, the normal usage by @Home of all or any part of the Capacity shall be deemed to be reasonable. To the extent doing so does not interfere with its ability to prevent such interference, AT&T will attempt to limit any restriction or suspension under this Section to the Service Components that are causing such interference.

                  10.8 Ongoing Service Quality Review. The Parties shall establish an informal mechanism for maintaining communications channels between their respective network staffs related to service quality on the Routes. In the event that there arises a service quality issue that a party deems to be significant and that is not resolved in a satisfactory manner through the established mechanism, the dissatisfied party may escalate the matter to senior management of the other party for resolution, at the level of an executive vice president or higher.

         11. Relocation. Unless the circumstances make such notice impracticable, AT&T shall give @Home at least 90 days prior written notice of any scheduled relocation of any portion of the @Home Backbone Network, and as much advance notice as possible of any unscheduled relocation. AT&T shall have the right to direct any relocation of any portion of the @Home Backbone Network, including but not limited to the right to determine the extent and timing of, and the methods to be used for, such relocation; provided, however, that unless otherwise agreed, any such relocation: (i) shall be constructed and tested in accordance with the Specifications, and (ii) shall not result in any Interruption in excess of two hours or degradation of the Service Components. In the event an AT&T POP or a Third-Party POP is relocated or replaced, by a new site, AT&T shall relocate the applicable @Home Service Components (including any facilities necessary to continue the AT&T and third-party interconnections in place immediately prior to the relocation or replacement). Any such relocation shall be undertaken at no cost to @Home, except in cases where relocation is accompanied by additions or other work to benefit @Home and for which @Home agrees in writing to pay.

         12. Term of the Agreement. This Agreement is binding on the parties as of the Effective Date and, subject to the termination provisions of this Agreement, shall remain in effect for 20 years from the Acceptance Date of all Routes listed on Exhibit D (the "Term") . This Agreement, including the Service Components granted under this Agreement, may be renewed upon terms mutually agreed upon by the parties in writing.

         13. Use of the Services and Restriction on Resale. @Home may use the Service Components for any lawful purpose and @Home represents and warrants that its use of the Service Components and its offering of services using the @Home Backbone Network will comply with all applicable government codes, ordinances, laws, rules, regulations and/or restrictions. @Home may sell, trade, exchange or otherwise make available to any person or entity any service so long as @Home's routers and packet switches or packet based successor equipment are used.

         14. Indemnification.

                  14.1 @Home shall indemnify, defend, and hold harmless AT&T and its directors, officers, employees, agents, subsidiaries, affiliates, successors and assigns from any and all third party claims, damages and expenses whatsoever (including reasonable attorneys' fees) arising on account of or in connection with @Home's use of the Service Components provided under this Agreement, including but not limited to: (a) claims arising from any failure, breakdown, interruption or deterioration of service components provided by AT&T to @Home or service provided by @Home to third parties; and (b) claims of patent infringement arising from combining or using services or equipment furnished by AT&T in connection with services or equipment furnished by others. @Home's indemnification obligations do not apply to claims for damages to real or tangible personal property or for bodily injury or death negligently caused by AT&T.

                  14.2 AT&T shall indemnify, defend, and hold harmless @Home and its directors, officers, employees, agents, subsidiaries, affiliates, successors, and assigns from all claims of patent infringement arising solely from the use of the Services.

                  14.3 The parties hereby expressly recognize and agree that each party's said obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the parties' other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be the right to bring an arbitration proceeding pursuant to the terms of this Agreement against the other party for its damages as a result of the other party's said failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement.

                  14.4 Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the AT&T Network or the @Home Backbone Network, as the case may be; provided, however, that each party hereto shall assign such rights of claims, execute such documents and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third party.

         15. [Reserved]

         16. Limitation of Liability.

                  16.1 EXCEPT AS SET FORTH IN THE SECTIONS ENTITLED DELIVERY AND LIQUIDATED DAMAGES, AND CREDIT FOR TOTAL INTERRUPTIONS OR AS OTHERWISE SPECIFIED HEREIN, THE LIABILITY OF AT&T ASSOCIATED WITH THE INSTALLATION, PROVISION, USE, MAINTENANCE, REPAIR, TERMINATION OR RESTORATION OF SERVICE COMPONENTS PROVIDED PURSUANT TO THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE PRORATED PORTION OF CHARGES FOR THE AFFECTED SERVICE COMPONENTS FOR THE PERIOD DURING WHICH THAT SERVICE COMPONENT WAS AFFECTED.

                  16.2 NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH, TRANSMISSION INTERRUPTIONS OR PROBLEMS, INCLUDING, BUT NOT LIMITED TO, DAMAGE OR LOSS OF PROPERTY OR EQUIPMENT, LOSS OF PROFITS OR REVENUE, COST OF CAPITAL, COST OF REPLACEMENT SERVICES, OR CLAIMS OF CUSTOMERS, WHETHER OCCASIONED BY ANY REPAIR OR MAINTENANCE PERFORMED BY, OR FAILED TO BE PERFORMED BY, THE FIRST PARTY OR ANY OTHER CAUSE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR STRICT LIABILITY. THIS PARAGRAPH SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY'S ABILITY TO RECOVER UNDER THE SECTION ENTITLED INDEMNIFICATION WITH RESPECT TO CLAIMS OF THIRD PARTIES BROUGHT AGAINST SUCH PARTY OR THE RIGHT TO RECOVER LIQUIDATED DAMAGES UNDER THE SECTIONS ENTITLED DELIVERY AND LIQUIDATED DAMAGES AND OPERATION, MAINTENANCE AND REPAIR.

                  16.3 PURSUANT TO THIS SECTION, NO PARTY SHALL BE PREVENTED FROM MAKING A CLAIM OR FILING SUIT AGAINST AN INDEPENDENT CONTRACTOR FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES ARISING OUT OF SUCH INDEPENDENT CONTRACTOR'S PERFORMANCE OF MAINTENANCE OR REPAIR SERVICES FOR THE SYSTEM OWNER, BUT THE PARTY MAKING THE CLAIM OR FILING SUIT AGREES THAT IT WILL NOT SEEK RECOVERY OF SUCH DAMAGES TO THE EXTENT SUCH INDEPENDENT CONTRACTOR HAS A CONTRACTUAL OR COMMON LAW RIGHT OF RECOVERY AGAINST OR AN INDEMNITY FROM THE OTHER PARTY.

         17. Notice.

                  17.1 Unless otherwise provided herein, all notices and communications concerning this Agreement shall be in writing and addressed to the other party as follows:

               If to @Home:                 At Home Corporation
                                            425 Broadway Street
                                            Redwood City, California 94063
                                            Attention:  General Counsel
                                            Telephone: (650) 569-5000
                                            Facsimile No: (650) 482-4606

               with a copy to:              Michael P. Whalen, Esq.
                                            Riordan & McKinzie
                                            695 Town Center Drive, Suite 1500
                                            Costa Mesa, CA  92626
                                            Facsimile No: (714) 549-3244

               If to AT&T:                  AT&T Corp.
                                            4450 Rosewood Drive Room 5155
                                            Pleasanton, California, 94588
                                            Attn:  Douglas Markling
                                            General Manager - @Home
                                            Facsimile No: (925) 224-6556

               with a copy to:              AT&T Corp.
                                            295 North Maple Avenue
                                            Basking Ridge, New Jersey, 07920
                                            Attn:  David J. Ritchie
                                            General Attorney - Wholesale Markets
                                            Facsimile No: (908) 953-8360

or at such other address as may be designated in writing to the other party.

                  17.2 Unless otherwise provided herein, notices shall be sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, or by facsimile, and shall be deemed served or delivered to the addressee or its office on the date of receipt acknowledgment or, if postal claim notices are given, on the date of its return marked "unclaimed," provided, however, that upon receipt of a returned notice marked "unclaimed," the sending party shall make reasonable effort to contact and notify the other party by telephone.

         18. Confidentiality. The parties hereto agree that this Agreement and the terms hereof are "Confidential Information" as defined in the Nondisclosure Agreement dated as of September 8, 1998 between the parties. Notwithstanding the terms of that agreement however, either party may disclose the contents of, or information concerning, this Agreement to the extent required by law after using reasonable efforts to consult with the other party regarding such disclosure and, as applicable, using reasonable efforts to obtain confidential treatment from the applicable regulatory agency regarding the pricing terms hereof.

         18A Use of Marks Nothing in this Agreement creates in a party any rights in the other party's trade names, trademarks, service marks or any other intellectual property. Except as may be otherwise agreed between the parties in writing:

                  18A.1 Either party may use the other party's trade names, trademarks, or service marks only to the extent such use is not prohibited by this Agreement and is otherwise permitted by law (including but not limited to the Lanham Act).

                  18A.2 In no event shall either party use or display, in advertising or otherwise, any of the other party's logos, trade dress, trade devices or other indicia of origin, or any confusingly similar logos, trade dress, trade devices or indicia of origin.

                  18A.3 Neither party shall conduct business under the other party's corporate or trade name, trademark, service mark, logo, trade dress, trade device, indicia of origin or other symbol that serves to identify and distinguish the other party from its competitors, or under any confusingly similar corporate or trade name, trademark, service mark, logo, trade dress, trade device, indicia of origin or other symbol.

                  18A.4 Neither party (the "First Party") shall indicate or imply to any third party that the First Party is affiliated with the other party, that the First Party is authorized by the other party to sell or provide service to them, that the First Party is providing (or will provide) service to such party jointly or in collaboration or partnership with the other party, or as the agent of the other party, or that service provided by the First Party or another carrier is provided by the other party.

                  18A.5 Except to the limited extent (if any) as may be required under law, neither party shall indicate or imply to any existing or potential end user that any portion of the service provided to the end user by a party is provided by the other party or is carried over the other party's network or facilities.

         19. Default.

                  19.1 A party may deliver to the other party a written "Notice of Default" for: (i) failing to make any payment owed hereunder, when no bona fide dispute exists (a "Monetary Default"); or (ii) the breaching by either party or its agents, assigns or affiliates of any Material Provision; or (iii) the filing or initiating of proceedings by or against a party seeking liquidation, reorganization or other such relief under any federal or state bankruptcy or insolvency law (a "Bankruptcy Proceeding"). Such Notice of Default must prominently contain the following sentences in capital letters: "THIS IS A FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES."

                  19.2 A party that has received a Notice of Default arising out of a Monetary Default shall have 30 days to cure. If @Home fails to cure a Monetary Default within the cure period, AT&T shall have the right to either (a) suspend its performance obligations under this Agreement, (b) seek an award for the past due balance, including interest and reasonable attorneys' fees, and/or
(c) require @Home to post a reasonable deposit or other adequate assurance of payment as a condition of continuing performance by AT&T. Notwithstanding the foregoing, AT&T may not disconnect service or revoke the IRU with respect to any Route except for non-payment of the IRU Fee with respect to any Route.

                  19.3 A party that has received a Notice of Default arising out of an alleged breach of a Material Provision shall have 30 days to cure the alleged breach. If the defaulting party shall have commenced actions in good faith to cure such defaults which are not susceptible of being cured during such 30-day period, such period shall be extended (but not in excess of 90 additional days) while such party continues such actions to cure. If such party fails to cure the breach within the applicable cure period, as long as such default shall be continuing, the non-defaulting party shall have the right to either (a) suspend its performance or payment obligations under this Agreement, (b) seek an order of specific performance, and/or (c) seek the award of compensatory damages. Any event of default by either party may be waived under the terms of this Agreement at the other party's option.

         20. Termination.

                  20.1 Upon the expiration of the Term of this Agreement, the Services Components shall terminate and @Home shall owe AT&T no additional consideration.

                  20.2 Notwithstanding the foregoing, no termination of this Agreement shall affect the rights or obligations of any party hereto with respect to any payment hereunder for services rendered prior to the date of termination or pursuant to the Sections entitled Indemnification, or Arbitration herein.

         21. Force Majeure. If, by reason of any Force Majeure Event (as hereinafter defined), a party shall be unable to carry out any of its obligations (other than the payment of monetary amounts due) under this Agreement and that party gives the other party prompt written notice thereof, then, except as otherwise set forth herein, any such obligations shall be suspended to the extent made necessary by reason of such Force Majeure Event during its continuance, provided that such party attempts to eliminate insofar as is reasonably possible the effect of such force majeure with all reasonable dispatch. The term "Force Majeure Event" shall mean: (i) an act of God, (ii) fire, (iii) flood, (iv) explosion (v) material shortage or unavailability not resulting from the responsible Party's failure to timely place orders or take other necessary actions therefor, (vi) war, civil disorder, earthquake or labor strikes or (vii) national emergency. The party claiming relief under this Section shall promptly notify the other in writing of the existence of the event(s) (i) through (vii) relied on, the expected duration of the Force Majeure Event, and the cessation or termination of said event.

         22. Arbitration

                  22.1 An "Arbitrable Dispute" is any dispute or disagreement arising between @Home and AT&T in connection with this Agreement in which the dollar amount in dispute is less than one million dollars ($1,000,000) or which involves quality issues not settled by the parties pursuant to the section entitled ongoing Service Quality Review. Any Arbitrable Dispute which is not settled to the mutual satisfaction of @Home and AT&T within thirty (30) days from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration in San Francisco, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If the parties are unable to agree on a single arbitrator within 15 days from the date of receipt of the notice notifying a party of a dispute or disagreement, each party shall select an arbitrator within 15 days and the two arbitrators shall select a third arbitrator within 10 days. The decision of the arbitrator(s) shall be final and binding upon the parties and shall include written findings of law and fact, and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides. The arbitrator(s) shall be instructed by the parties to establish procedures such that a decision can be rendered by the arbitrator(s) within 60 days of their appointment.

                  22.2 The obligation herein to arbitrate shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

         23. Waiver. The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

         24. Taxes.

                  24.1 @Home shall pay any applicable local, state and federal taxes, levied upon the sale, installation, use or provision of the Services Components, the IRU, or any equipment provided under this Agreement, except to the extent @Home provides a valid tax exemption certificate to AT&T prior to the delivery thereof.

                  24.2 AT&T shall be responsible for and shall timely pay any and all (i) taxes and franchise, license and permit fees based on the physical location of the AT&T Network and the @Home Backbone Network; and (ii) right-of-way payments on the AT&T Network and the @Home Backbone Network. Each of AT&T and @Home shall be responsible for any and all sales, use, income, gross receipts or other taxes assessed on the basis of revenues received by such party due to its use of the AT&T Network and the @Home Backbone Network, respectively.

         24A Equipment. AT&T shall retain title to all of its equipment and facilities used to meet its performance obligations this Agreement.


         25. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without reference to its choice of law principles.

         26. Rules of Construction.

                  26.1 The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

                  26.2 Unless expressly defined herein, words having well-known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

                  26.3 Except as set forth to the contrary herein, any right or remedy of AT&T or @Home shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

                  26.4 Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement.

                  26.5 This Agreement has been fully negotiated between and jointly drafted by the parties.

                  26.6 In the event of a conflict between the provisions of this Agreement and those of any Exhibit, the provisions of this Agreement shall prevail and such Exhibits shall be corrected accordingly.

                  26.7 All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this Section the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

         27. Assignment. Neither Party shall assign or otherwise transfer this Agreement or its rights or obligations hereunder to any person or entity without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that either party shall have the right, without the consent of the other, to grant a security interest in this Agreement or the rights hereunder as collateral to any lender, or to assign or otherwise transfer the Agreement to any person or entity that controls, is under the control of, or is under common control with the assigning party, or any corporation into which such party may be merged or consolidated or that purchases all or substantially all of the assets of such party used by such party in connection with the Capacity Service; provided, further, that any such assignment or transfer shall be subject to the other party's rights under this Agreement and any assignee or transferee (other than a lender, in the case of a security interest) shall continue to perform the assigning or transferring party's obligations under this Agreement. This Agreement is intended to pass by operation of law to any party to whom AT&T may assign all or substantially all of the AT&T Network, but only to the extent that it is in fact assigned.

         28. Representations and Warranties. Each party represents and warrants that:

                  28.1 It has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

                  28.2 It has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement;

                  28.3 This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms; and

                  28.4 EXCEPT AS PROVIDED IN THIS SECTION, AT&T MAKES NO WARRANTIES, EXPRESS OR IMPLIED, UNDER THIS AGREEMENT AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AT&T DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT THE SERVICES WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THE SERVICES WILL PREVENT UNAUTHORIZED ACCESS BY THIRD PARTIES.

                  28.5 Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes, or court orders of any local, state or federal governmental agency, court or body.

         29. Entire Agreement; Amendment. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

         30. No Personal Liability. Each action or claim against any party arising under or relating to this Agreement shall be made only against such party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Section and shall be entitled to enforce the obligations of this Section.

         31. Relationship of the Parties. The relationship between AT&T and @Home shall be that of independent contractors and not of principal and agent, franchiser and franchisee, dealer and distributor, partners or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. AT&T and @Home, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk. Each party acknowledges that nothing in this Agreement diminishes or restricts in any way the rights of the parties to engage in competition with each other. Each party acknowledges that it remains at all times solely responsible for the success and profits of its own business.

         32. Export Regulations. The parties acknowledge that any products, software, and technical information (including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use of or transfer of such products, software and technical information must be authorized under those regulations. @Home agrees that it will not use distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by AT&T, @Home also agrees to sign written assurances and other export-related documents as may be required for AT&T to comply with U.S. export regulations.

         33. Severability. If any term, covenant or condition herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         34. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, in confirmation of their consent to the terms and conditions contained in this Agreement and intending to be legally bound thereby, the parties have executed this IRU Capacity Agreement on the dates shown below but effective for all purposes as of the Effective Date.


AT&T CORP.                                  AT HOME CORPORATION


By: /s/ MIKE ARMSTRONG                      By: /s/ THOMAS A. JERMALUK
   -------------------------------             ---------------------------------

Title:                                      Title:
      ----------------------------                ------------------------------

Date: Dec. 19, 1998                         Date: Dec. 19, 1998
     -----------------------------               -------------------------------

                                    EXHIBITS

Exhibit A      [Reserved]

Exhibit B      Technical Specifications

Exhibit C      Phase Two Capacity

Exhibit D      Phase Three Capacity

Exhibit E      AT&T POPs

Exhibit F      Collocation Agreement

Exhibit G      Third Party POPs

Exhibit H      [Reserved]

Exhibit I      Payment Terms

EXHIBIT I                                                                 PAGE 1


                                  PAYMENT TERMS

IRU Fee. @Home shall pay proportionate amounts (the "Route Payments") of the IRU Fee Payment as listed below.

[*]


------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B                                                                 PAGE 1


                             AT&T/@Home Proprietary
                      Subject to non-disclosure obligations
                            TECHNICAL SPECIFICATIONS

The technical specifications for the Capacity are as set forth in the following AT&T Technical References, as revised from time to time, and such other Technical References (or successor documents that state generally applicable service specifications for applicable levels of service) that apply with respect to the Capacity furnished to @Home under this Agreement:

         -        AT&T Technical Reference 54018 (OC-3)
         -        AT&T Technical Reference 54077 (OC-12)
         -        AT&T Technical Reference 54078 (OC-48)

Notwithstanding specifications set forth in such Technical References (or successor documents):

                  (a) the average quarterly OC-48 circuit availability during each day will be equal to or greater than [ * ]; and

                  (b) the OC-48 error performance rate shall not exceed [ * ] errored seconds (ES) per day and [ * ] severely errored seconds (SES) per day.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C                                                                 PAGE 1

                               PHASE TWO CAPACITY

@Home will be provided total bandwidth of [ * ] (either provisioned by [ * ] or an [ * ]) between each of these city pairs by [ * ]:

CITY A                CITY Z              CLLI CODE A        CLLI CODE Z             MILES
San Diego, CA         San Jose, CA        SNDGCA02           SNJSCA02                  454
Camden, NJ            New York City, NY   CMDNNJCE           NYCMNYBW                  156
San Francisco, CA     Seattle, WA         SNFCCA21           STTLWA06                  731
San Francisco, CA     San Jose, CA        SNFCCA21           SNJSCA02                   45
Mishawaka, IN         Toledo, OH          MSHWINQ0010        TOLDOH21                  339
San Jose, CA          Salt Lake City, UT  SNJSCA02           SLKCUTMA                  731
Lamesa, TX            San Diego, CA       LAMSTXR0010        SNDGCA02                1,059
Dallas, TX            Lamesa, TX          DLLSTXTL           LAMSTXR0010               438
Birmingham, AL        New Orleans, LA     BRHMALMT           NWORLAMA                  408
Greenville, SC        Norfolk, VA         GNVLSCTL           NRFLVABS                  422
Norfolk, VA           Washington DC       NRFLVABS           WASHDCSWW20               174
Cleveland, OH         Camden, NJ          CLEVOH02S10        CMDNNJCE                  417
Hartford, CT          New Haven, CT       HRFRCT03           NWHNCT02                  333
Buffalo, NY           Hartford, CT        BFLONYFR           HRFRCT03                  463
Atlanta, GA           Miami, FL           ATLNGATL           MIAMFLAC                  666
Miami, FL             New Orleans, LA     MIAMFLAC           NWORLAMA                  884
Longmont, CO          Omaha, NE           LNMTCO01           OMAHNENW                  546
Amarillo, TX          Lamesa, TX          AMRLTXDR           LAMSTXR0010               220
Anaheim, CA           Los Angeles, CA     ANHMCA01           LSANCA03                   43
Camden, NJ            Newark, NJ          CMDNNJCE           NWRKNJ02                  146
Newark, NJ            New York City, NY   NWRKNJ02           NYCMNYBW                    9
San Francisco, CA     San Jose, CA        SNFCCA21           SNJSCA02                   45
Detroit, MI           Toledo, OH          DTRTMIBA           TOLDOH21                   70
San Jose, CA          Salt Lake City, UT  SNJSCA02           SLKCUTMA                  731
Los Angeles, CA       Santa Barbara, CA   LSANCA03           SNBBCA01                   88
San Diego, CA         Phoenix, AZ         SNDGCA02           PHNXAZMA                  418
Lamesa, TX            Phoenix, AZ         LAMSTXR0010        PHNXAZMA                  641
Fort Worth, TX        Lamesa, TX          FTWOTXED           LAMSTXR0010               406
Indianapolis, IN      Louisville, KY      IPLSINAT           LSVLKYCS                  110
Cleveland, OH         Indianapolis, IN    CLEVOH02S10        IPLSINAT                  389
Birmingham, AL        New Orleans, LA     BRHMALMT           NWORLAMA                  408
Greenville, SC        Norfolk, VA         GNVLSCTL           NRFLVABS                  422
Norfolk, VA           Washington DC       NRFLVABS           WASHDCSWW20               174
Baltimore, MD         Camden, NJ          BLTMMDCHT10        CMDNNJCE                  124
Cleveland, OH         Pittsburgh, PA      CLEVOH02S10        PITBPADGW10               155
Camden, NJ            Philadelphia, PA    CMDNNJCE           PHLAPASL                    3
New Haven, CT         Providence, RI      NWHNCT02           PRVDRIGR                   99
Cambridge, MA         Providence, RI      CMBRMA01           PRVDRIGR                  131
Cambridge, MA         Hartford, CT        CMBRMA01           HRFRCT03                  103
Buffalo, NY           Hartford, CT        BFLONYFR           HRFRCT03                  463
Atlanta, GA           Orlando, FL         ATLNGATL           ORLDFLMA                  439
Miami, FL             Orlando, FL         MIAMFLAC           ORLDFLMA                  228
Miami, FL             Sarasota, FL        MIAMFLAC           SRSTFLMA                  182
New Orleans, LA       Sarasota, FL        NWORLAMA           SRSTFLMA                  702
Longmont, CO          Omaha, NE           LNMTCO01           OMAHNENW                  546


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C                                                                 PAGE 2

Amarillo, TX          Lamesa, TX          AMRLTXDR           LAMSTXR0010               220

EXHIBIT C                                                                 PAGE 3


@Home will be provided an [*] between each of these city pairs by [*]:


CITY A                CITY Z              CLLI CODE A        CLLI CODE Z             MILES
Longmont, CO          Seattle, WA         LNMTCO01           STTLWA06                1,201
Longmont, CO          Salt Lake City, UT  LNMTCO01           SLKCUTMA                  446
Amarillo, TX          Longmont, CO        AMRLTXDR           LNMTCO01                  558
Amarillo, TX          Tulsa, OK           AMRLTXDR           TULSOKTB                  342
Dallas, TX            Tulsa, OK           DLLSTXTL           TULSOKTB                  248
Omaha, NE             Tulsa, OK           OMAHNENW           TULSOKTB                  406
Chicago, IL           Omaha, NE           CHCGILCLW60        OMAHNENW                  433
Birmingham, AL        Cleveland, OH       BRHMALMT           CLEVOH02S10               841
Chicago, IL           Cleveland, OH       CHCGILCLW60        CLEVOH02S10               669
Dallas, TX            New Orleans, LA     DLLSTXTL           NWORLAMA                  556
Atlanta, GA           Birmingham, AL      ATLNGATL           BRHMALMT                  141
Atlanta, GA           Greenville, SC      ATLNGATL           GNVLSCTL                  400
Camden, NJ            Washington DC       CMDNNJCE           WASHDCSWW20               162
Buffalo, NY           Cleveland, OH       BFLONYFR           CLEVOH02S10               173
New Haven, CT         New York City, NY   NWHNCT02           NYCMNYBW                   86
Spokane, WA           Seattle, WA         SPKNWA01           STTLWA06                  313
Billings, MT          Spokane, WA         BLNGMTMA           SPKNWA01                  460
Billings, MT          Longmont, CO        BLNGMTMA           LNMTCO01                  429
San Francisco, CA     Portland, OR        SNFCCA21           PTLDOR62                  572
Portland, OR          Seattle, WA         PTLDOR62           STTLWA06                  159
Longmont, CO          Salt Lake City, UT  LNMTCO01           SLKCUTMA                  446
Santa Barbara, CA     San Jose, CA        SNBBCA01           SNJSCA02                  243
Anaheim, CA           San Diego, CA       ANHMCA01           SNDGCA02                   80
Dallas, TX            Fort Worth, TX      DLLSTXTL           FTWOTXED                   32
Amarillo, TX          Denver, CO          AMRLTXDR           DNVRCOMA                  522
Denver, CO            Longmont, CO        DNVRCOMA           LNMTCO01                   36
Amarillo, TX          Oklahoma City, OK   AMRLTXDR           OKCYOKCE                  245
Oklahoma City, OK     Tulsa, OK           OKCYOKCE           TULSOKTB                   97
Dallas, TX            Tulsa, OK           DLLSTXTL           TULSOKTB                  248
Kansas City, MO       Tulsa, OK           KSCYMO09           TULSOKTB                  227
Kansas City, MO       Omaha, NE           KSCYMO09           OMAHNENW                  180
Chicago, IL           Des Moines, IA      CHCGILCLW60        DESMIADT                  312
Des Moines, IA        Omaha, NE           DESMIADT           OMAHNENW                  121
Birmingham, AL        Nashville, TN       BRHMALMT           NSVLTNMT                  183
Louisville, KY        Nashville, TN       LSVLKYCS           NSVLTNMT                  158
Chicago, IL           Cleveland, OH       CHCGILCLW60        CLEVOH02S10               669
Detroit, MI           Mishawaka, IN       DTRTMIBA           MSHWINQ0010               269
Dallas, TX            Houston, TX         DLLSTXTL           HSTNTX01                  225
Baton Rouge, LA       Houston, TX         BTRGLAMA           HSTNTX01                  256
Baton Rouge, LA       New Orleans, LA     BTRGLAMA           NWORLAMA                   75
Atlanta, GA           Birmingham, AL      ATLNGATL           BRHMALMT                  141
Atlanta, GA           Greenville, SC      ATLNGATL           GNVLSCTL                  400
Baltimore, MD         Washington DC       BLTMMDCHT10        WASHDCSWW20                38
Buffalo, NY           Cleveland, OH       BFLONYFR           CLEVOH02S10               173
Philadelphia, PA      Pittsburgh, PA      PHLAPASL           PITBPADGW10               259
New Haven, CT         New York City, NY   NWHNCT02           NYCMNYBW                   86



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C                                                                 PAGE 4


[*]

CITY A                CITY Z
San Diego, CA         San Jose, CA
Camden, NJ            New York City, NY
San Francisco, CA     Seattle, WA
San Francisco, CA     San Jose, CA
Mishawaka, IN         Toledo, OH
San Jose, CA          Salt Lake City, UT
Lamesa, TX            San Diego, CA
Dallas, TX            Lamesa, TX
Birmingham, AL        New Orleans, LA
Greenville, SC        Norfolk, VA
Norfolk, VA           Washington DC
Cleveland, OH         Camden, NJ
Hartford, CT          New Haven, CT
Buffalo, NY           Hartford, CT
Atlanta, GA           Miami, FL
Miami, FL             New Orleans, LA
Longmont, CO          Omaha, NE
Amarillo, TX          Lamesa, TX


CITY A                CITY Z

Longmont, CO          Seattle, WA
Longmont, CO          Salt Lake City, UT
Amarillo, TX          Longmont, CO
Amarillo, TX          Tulsa, OK
Dallas, TX            Tulsa, OK
Omaha, NE             Tulsa, OK
Chicago, IL           Omaha, NE
Birmingham, AL        Cleveland, OH
Chicago, IL           Cleveland, OH
Dallas, TX            New Orleans, LA
Atlanta, GA           Birmingham, AL
Atlanta, GA           Greenville, SC
Camden, NJ            Washington DC
Buffalo, NY           Cleveland, OH
New Haven, CT         New York City, NY


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       EXHIBIT D



@Home will be provided an [*] between each of these city pairs by [*]:

[*]








CITY A                CITY Z              CLLI CODE A        CLLI CODE Z             MILES
Longmont, CO          Seattle, WA         LNMTCO01           STTLWA06                1,201
San Francisco, CA     Seattle, WA         SNFCCA21           STTLWA06                  731
San Francisco, CA     San Jose, CA        SNFCCA21           SNJSCA02                   45
Longmont, CO          Salt Lake City, UT  LNMTCO01           SLKCUTMA                  446
San Jose, CA          Salt Lake City, UT  SNJSCA02           SLKCUTMA                  731
San Diego, CA         San Jose, CA        SNDGCA02           SNJSCA02                  454
Lamesa, TX            San Diego, CA       LAMSTXR0010        SNDGCA02                1,059
Dallas, TX            Lamesa, TX          DLLSTXTL           LAMSTXR0010               438
Amarillo, TX          Longmont, CO        AMRLTXDR           LNMTCO01                  558
Amarillo, TX          Tulsa, OK           AMRLTXDR           TULSOKTB                  342
Dallas, TX            Tulsa, OK           DLLSTXTL           TULSOKTB                  248
Omaha, NE             Tulsa, OK           OMAHNENW           TULSOKTB                  406
Chicago, IL           Omaha, NE           CHCGILCLW60        OMAHNENW                  433
Birmingham, AL        Cleveland, OH       BRHMALMT           CLEVOH02S10               841
Chicago, IL           Cleveland, OH       CHCGILCLW60        CLEVOH02S10               669
Mishawaka, IN         Toledo, OH          MSHWINQ0010        TOLDOH21                  339
Dallas, TX            New Orleans, LA     DLLSTXTL           NWORLAMA                  556
Birmingham, AL        New Orleans, LA     BRHMALMT           NWORLAMA                  408
Atlanta, GA           Birmingham, AL      ATLNGATL           BRHMALMT                  141
Atlanta, GA           Greenville, SC      ATLNGATL           GNVLSCTL                  400
Greenville, SC        Norfolk, VA         GNVLSCTL           NRFLVABS                  422
Norfolk, VA           Washington, DC      NRFLVABS           WASHDCSWW20               174
Camden, NJ            Washington DC       CMDNNJCE           WASHDCSWW20               162
Buffalo, NY           Cleveland, OH       BFLONYFR           CLEVOH02S10               173
Cleveland, OH         Camden, NJ          CLEVOHO2S10        CAMDNNJCE                 417
Camden, NJ            New York City, NY   CMDNNJCE           NYCMNYBW                  156
New Haven, CT         New York City, NY   NWHNCT02           NYCMNYBW                   86
Hartford, CT          New Haven, CT       HRFRCT03           NWHNCT02                  333
Buffalo, NY           Hartford, CT        BFLONYFR           HRFCT03                   463
Atlanta, GA           Miami, FL           ATLAGATL           MIAMFLAC                  666
Miami, FL             New Orleans, LA     MIAMFLAC           NWORLAMA                  884
Longmont, CO          Omaha, NE           LNMTCO01           OMAHNENW                  548
Amarillo, TX          Lamesa, TX          AMRLTXDR           LAMSTXR0010               220


Spokane, WA           Seattle, WA         SPKNWA01           STTLWA06                  313
Billings, MT          Spokane, WA         BLNGMTMA           SPKNWA01                  460
Billings, MT          Longmont, CO        BLNGMTMA           LNMTCO01                  429
San Francisco, CA     Portland, OR        SNFCCA21           PTLDOR62                  572
Portland, OR          Seattle, WA         PTLDOR62           STTLWA06                  159
San Francisco, CA     San Jose, CA        SNFCCA21           SNJSCA02                   45
Longmont, CO          Salt Lake City, UT  LNMTCO01           SLKCUTMA                  446
San Jose, CA          Salt Lake City, UT  SNJSCA02           SLKCUTMA                  731
Santa Barbara, CA     San Jose, CA        SNBBCA01           SNJSCA02                  243

                             AT&T/@Home Proprietary
                     Subject to non-disclosure obligations

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

    Exhibit D

CITY A                        CITY 2               CLLI CODE A        CLLI CODE Z             MILES
Los Angeles, CA          Santa Barbara, CA         LSANCA03           SNBBCA01                  88
Anaheim, CA              Los Angeles, CA           ANHMCA01           LSANCA03                  43
Anaheim, CA              San Diego, CA             ANHMCA01           SNDGCA02                  80
San Diego, CA            Phoenix, AZ               SNDGCA02           PHNXAZMA                 418
Lamesa, TX               Phoenix, AZ               LAMSTXR0010        PHNXAZMA                 641
Dallas, TX               Fort Worth, TX            DLLSTXTL           FTWOTXED                  32
Fort Worth, TX           Lamesa, TX                FTWOTXED           LAMSTXR0010              406
Amarillo, TX             Denver, CO                AMRLTXDR           DNVRCOMA                 522
Denver, CO               Longmont, CO              DNVRCOMA           LNMTCO01                  36
Amarillo, TX             Oklahoma City, OK         AMRLTXDR           OKCYOKCE                 245
Oklahoma City, OK        Tulsa, OK                 OKCYOKCE           TULSOKTB                  97
Dallas, TX               Tulsa, OK                 DLLSTXTL           TULSOKTB                 248
Kansas City, MO          Tulsa, OK                 KSCYMOO9           TULSOKTB                 227
Kansas City, MO          Omaha, NE                 KBCYMOO9           OMAHNENW                 180
Chicago, IL              Des Moines, IA            CHCGILCLW60        DESMIADT                 312
Des Moines, IA           Omaha, NE                 DESMIADT           OMAHNENW                 121
Birmingham, AL           Nashville, TN             BRHMALMT           NSVLTNMT                 183
Louisville, KY           Nashville, TN             LSVLKYCS           NSVLTNMT                 158
Indianapolis, IN         Louisville, KY            IPLSINAT           LSVLKYCS                 110
Cleveland, OH            Indianapolis, IN          CLEVOH02S10        IPLSINAT                 389
Chicago, IL              Cleveland, OH             CHCGILCLW00        CLEVOH02S10              669
Detroit, MI              Mishawaka, IN             DTRTMIBA           MSHWINQ0010              269
Detroit, MI              Toledo, OH                DTRTMIBA           TOLDOH21                  70
Dallas, TX               Houston, TX               DLLSTXTL           HSTNTX01                 225
Baton Rouge, LA          Houston, TX               BTRGLAMA           HSTNTX01                 256
Baton Rouge, LA          New Orleans, LA           BTRGLAMA           NWORLAMA                  75
Birmingham, AL           New Orleans, LA           BRHMALMT           NWORLAMA                 406
Atlanta, GA              Birmingham, AL            ATLNGATL           BRHMALMT                 141
Atlanta, GA              Greenville, SC            ATLNGATL           GNVLSCTL                 400
Greenville, SC           Norfolk, VA               GNVLSCTL           NRFLVABS                 422
Norfolk, VA              Washington, DC            NRFLVABS           WASHDCSWW20              174
Baltimore, MD            Camden, NJ                BLTMMDCHT10        CMDNNJCE                 124
Baltimore, MD            Washington, DC            BLTMMDCHT10        WASHDCSWW20               38
Buffalo, NY              Cleveland, OH             BFLONYFR           CLEVOH02S10              173
Cleveland, OH            Pittsburgh, PA            CLEVOH02S10        PITBPADGW10              155
Philadelphia, PA         Pittsburgh, PA            PHLAPASL           PITBPADGW10              259
Camden, NJ               Philadelphia, PA          CMDNNJCE           PHLAPASL                   3
Camden, NJ               Newark, NJ                CMDNNJCE           NWRKNJ02                 146
Newark, NJ               New York City, NY         NWRKNJ02           NYCMNYBW                   9
New Haven, CT            New York City, NY         NWHNCT02           NYCMNYBW                  86
New Haven, CT            Providence, RI            NWHNCT02           PRVDRIGR                  99
Cambridge, MA            Providence, RI            CMBRMA01           PRVDRIGR                 131
Cambridge, MA            Hartford, CT              CMBRMA01           HRFRCT03                 103
Buffalo, NY              Hartford, CT              BFLONYFR           HRFRCT03                 463
Atlanta, GA              Orlando, FL               ATLNGATL           ORLDFLMA                 439
Miami, FL                Orlando, FL               MIAMFLAC           ORLDFLMA                 228
Miami, FL                Sarasota, FL              MIAMFLAC           SRSTFLMA                 182
New Orleans, LA          Sarasota, FL              NWORLAMA           SRSTFLMA                 702
Longmont, CO             Omaha, NE                 LNMTCO01           OMAHNENW                 546
Amarillo, TX             Lamesa, TX                AMRLTXDR           LAMSTXR0010              220